Exhibit 99.1

N E W S R E L E A S E
FOR IMMEDIATE RELEASE
MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com
INVESTOR CONTACT:
Todd Atenhan
770/425-7877 phone
investorrelations@exide.com
EXIDE TECHNOLOGIES FIRST QUARTER 2008 NET LOSS NARROWS
VERSUS 2007 WHILE ADJUSTED EBITDA INCREASED BY 43%
Alpharetta, Ga. – (August 7, 2007) – Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, today reported its financial results for its fiscal 2008 first quarter, which ended June 30, 2007.
Consolidated Results
Consolidated net sales for the fiscal 2008 first quarter aggregated $762.4 million, an increase of $79.2 million or 11.6% over the comparable prior year period. A weaker dollar against the Euro, Pound Sterling and the Australian Dollar favorably impacted net sales by approximately $31.7 million. Excluding the impact of exchange rates, strengthening unit volume in Transportation Americas and favorable year-over-year pricing in all businesses were the drivers of net sales growth.
The Company had a net loss of $35.7 million or ($0.59) per share for the fiscal 2008 period as compared with a net loss of $37.9 million or ($1.48) per share for the 2007 first quarter. Significantly, included in the current year’s result is a non-recurring after tax loss on early extinguishment of debt of $21.3 million or ($0.35) per share relating to the Company’s May 2007 refinancing of its Senior Secured Bank Credit Facility. This charge was more than offset by higher gross profit, continued reductions in selling, general and administrative expenses, a lower tax provision, reduced interest expense and a $6.8 million reduction in restructuring expenses, which were significantly higher in the prior year due to the shutdown of the Shreveport, Louisiana transportation battery plant.
Consolidated Adjusted EBITDA improved by approximately 43% to $39.0 million in fiscal 2008 as compared with $27.2 million in fiscal 2007. Exide’s President and Chief Executive Officer, Gordon A. Ulsh, stated “We are clearly pleased with this, our fifth consecutive quarter of strong year-over-year earnings improvement as measured by Adjusted EBITDA. However, we are also very cognizant of the continuing challenges posed by the unprecedented rise in lead costs, which have increased by

75% since the end of March 2007, based on the LME price of $3,389 per metric ton on August 3, 2007.”
Transportation Segments
Net sales of the Company’s combined Transportation segments grew by 17% (13% excluding the impact of favorable foreign exchange) in the current year first quarter to $463.7 million from $397.3 million in the fiscal 2007 period. While the increase is essentially price driven, the Transportation Americas business also enjoyed an approximate 5% increase in unit sales, which offset more modest unit sales reductions in Europe and Rest of World.
Adjusted EBITDA for the combined Transportation businesses aggregated $31.3 million in the current year period versus $16.5 million in fiscal 2007. The Americas business accounted for $13.2 million of the year-over-year increase. Mr. Ulsh commented, “E.J. O’Leary and his team continue to drive performance in all areas of their business from pricing actions to plant productivity to greater customer satisfaction. These results are now being further rewarded with increased unit volume from our largest aftermarket accounts and through our branch network.”
Industrial Energy Segments
Combined net sales in the Company’s Industrial Energy segments were $298.7 million as compared with $285.9 million in the fiscal 2007 period. Excluding the favorable impact of favorable foreign exchange, net sales declined in these segments by approximately $3.8 million in the aggregate. In both Industrial Energy segments the Company continues to see soft network power demand and more recently a pull back in motive power demand. However, the Company has continued to respond with global pricing initiatives which have served to offset most volume declines.
From an Adjusted EBITDA perspective, the combined Industrial Energy businesses experienced a reduction from $24.4 million in the fiscal 2007 period to $16.9 million in the current year period. Most of the reduction was experienced in the European and Rest of World segment. In addition to the volume reduction, this business continued to face headwinds in the first quarter in its attempt to obtain sufficient pricing to cover increased lead costs.
Unallocated Corporate Costs
Unallocated corporate expenses included in Adjusted EBITDA amounted to $9.2 million in the fiscal 2008 period, a reduction of $4.5 million from $13.7 million in the first quarter of fiscal 2007. The prior year’s costs included approximately $3.5 million associated with the subsequently withdrawn potential sale of the Industrial Energy Europe business.
The Company, as it has indicated in the past, uses Adjusted EBITDA as a key measure of its operational financial performance. This measure underlies the Company’s operational performance and excludes the nonrecurring impact on the Company’s current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. The Company’s Adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales, and the loss on early extinguishment of debt. See the reconciliations of net losses to Adjusted EBITDA in the attachments to this release.

Conference Call
The Company previously announced that it will hold a conference call to discuss its results on August 8, 2007 at 2:00 p.m. Eastern Time.
          Dial-in number for US/Canada: (877) 563-6439
          Dial-In number for international callers: (706) 758-9457
          Conference ID: 10271572
About Exide Technologies:
Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.
Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.
Further information about Exide, including its financial results, are available at www.exide.com.
The Exide Technologies logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3300
Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.
Examples of forward-looking statements include, but are not limited to, (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in North America and Europe, (viii) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (ix) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (x) the Company’s exposure to fluctuations in interest rates on its variable debt, (xi) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xii) general economic conditions, (xiii) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xiv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xv) the Company’s ability to successfully pass along increased material costs to its customers, (xvi) the Company’s significant pension obligations over the next several years.
Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-Q filed on June 11, 2007 and its Form 10-Q filed on August 7, 2007, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

Financial tables follow
EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share data)

	For the Three Months Ended
	June 30, 2007	June 30, 2006
NET SALES	$762,387	$683,190
COST OF SALES	643,718	573,511

Gross profit	118,669	109,679

EXPENSES:
Selling, marketing and advertising	68,335	68,506
General and administrative	43,649	45,994
Restructuring	2,132	8,884
Other (income) expense, net	(3,541)	(3,492)
Interest expense, net	21,352	22,287
Loss on early extinguishment of debt	21,342	—

	153,269	142,179

Loss before reorganization items, income taxes, and minority interest	(34,600)	(32,500)
REORGANIZATION ITEMS, NET	442	1,607
INCOME TAX PROVISION	217	3,578
MINORITY INTEREST	423	211

Net loss	$(35,682)	$(37,896)

NET LOSS PER SHARE

Basic and Diluted	$(0.59)	$(1.48)

WEIGHTED AVERAGE SHARES

Basic and Diluted	60,926	25,635

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per-share data)

	June 30, 2007	March 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$49,340	$76,211
Receivables, net of allowance for doubtful accounts of $29,161 and $28,624	629,967	639,115
Inventories	487,660	411,554
Prepaid expenses and other	22,624	20,224
Deferred financing costs, net	4,612	3,411
Deferred income taxes	26,413	19,030

Total current assets	1,220,616	1,169,545

Property, plant and equipment, net	639,341	649,015

Other assets:
Other intangibles, net	193,223	191,762
Investments in affiliates	6,040	5,282
Deferred financing costs, net	19,724	12,908
Deferred income taxes	66,518	67,006
Other	20,042	24,706

	305,547	301,664

Total assets	$2,165,504	$2,120,224

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$14,946	$13,951
Current maturities of long-term debt	3,973	3,996
Accounts payable	358,684	360,278
Accrued expenses	297,550	299,157
Warrants liability	5,562	5,297

Total current liabilities	680,715	682,679
Long-term debt	736,858	666,507
Noncurrent retirement obligations	255,274	263,290
Deferred income tax liability	43,775	41,232
Other noncurrent liabilities	131,832	121,433

Total liabilities	1,848,454	1,775,141

Commitments and contingencies	—	—
Minority interest	15,137	14,560

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 61,210 and 60,676 shares issued and outstanding	612	607
Additional paid-in capital	1,009,802	1,008,481
Accumulated deficit	(785,403)	(745,534)
Accumulated other comprehensive income	76,902	66,969

Total stockholders’ equity	301,913	330,523

Total liabilities and stockholders’ equity	$2,165,504	$2,120,224

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended
	June 30, 2007	June 30, 2006
Cash Flows From Operating Activities:
Net loss	$(35,682)	$(37,896)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities—
Depreciation and amortization	26,393	30,464
Unrealized loss (gain) on warrants	265	(813)
Net (gain) loss on asset sales / impairments	(599)	2,804
Provision for doubtful accounts	1,175	1,956
Non-cash stock compensation	1,356	400
Reorganization items, net	442	1,607
Minority interest	423	211
Amortization of deferred financing costs	999	814
Loss on early extinguishment of debt	21,342	—
Changes in assets and liabilities —
Receivables	17,719	47,526
Inventories	(70,054)	(9,388)
Prepaid expenses and other	(2,132)	4,643
Payables	(5,980)	(19,520)
Accrued expenses	9,175	(15,245)
Noncurrent liabilities	(19,376)	(3,318)
Other, net	(4,876)	(3,611)

Net cash (used in) provided by operating activities	(59,410)	634

Cash Flows From Investing Activities:
Capital expenditures	(10,833)	(7,967)
Proceeds from sales of assets	3,427	97

Net cash used in investing activities	(7,406)	(7,870)

Cash Flows From Financing Activities:
Increase in short-term borrowings	548	9
Borrowings under Senior Secured Credit Facility	66,695	13,125
Increase (decrease) in other debt	1,956	(1,968)
Financing costs and other	(30,306)	4

Net cash provided by financing activities	38,893	11,170

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1,052	934

Net (Decrease) Increase In Cash and Cash Equivalents	(26,871)	4,868
Cash and Cash Equivalents, Beginning of Period	76,211	32,161

Cash and Cash Equivalents, End of Period	$49,340	$37,029

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period -
Interest	$10,311	$10,209
Income taxes (net of refunds)	971	1,840

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT FOR THE THREE MONTHS ENDED JUNE 30, 2007
(In millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$16.7	($3.7)	$6.0	($1.4)	($53.3)	($35.7)

Interest expense, net	—	—	—	—	21.4	21.4

Income tax provision	—	—	—	—	0.2	0.2

EBIT	16.7	(3.7)	6.0	(1.4)	(31.7)	(14.1)

Depreciation and amortization	7.6	7.2	2.3	7.6	1.7	26.4

Loss on early extinguishment of debt	—	—	—	—	21.3	21.3

Take Charge	1.4	0.9	—	1.5	0.1	3.9

Reorganization items, net	—	—	—	—	0.4	0.4

Restructuring	0.5	0.7	(0.1)	1.0	—	2.1

Other restructuring costs included in cost of sales and general and administrative expenses	0.1	—	—	—	—	0.1

Currency remeasurement loss (gain)	(0.3)	0.1	0.6	(0.1)	(2.8)	(2.5)

Minority interest	—	—	—	—	0.4	0.4

Unrealized loss on revaluation of warrants	—	—	—	—	0.3	0.3

Loss (gain) on sale/impairment of assets	—	(0.1)	1.1	(1.6)	—	(0.6)

Other, principally non cash stock compensation expense	0.2	—	—	—	1.1	1.3

Adjusted EBITDA	$26.2	$5.1	$9.9	$7.0	$(9.2)	$39.0

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT FOR THE THREE MONTHS ENDED JUNE 30, 2006
(In millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	($4.8)	($6.1)	$7.5	$3.6	($38.1)	($37.9)

Interest expense, net	—	—	—	—	22.3	22.3

Income tax provision	—	—	—	—	3.6	3.6

EBIT	($4.8)	($6.1)	$7.5	$3.6	($12.2)	($12.0)

Depreciation and amortization	7.4	8.2	2.5	8.9	3.5	30.5

Take Charge	0.6	0.3	—	—	—	0.9

Reorganization items, net	—	—	—	—	1.6	1.6

Restructuring	6.0	1.3	0.7	0.8	0.1	8.9

Other restructuring costs included in cost of sales and general and administrative expenses	0.2	—	—	—	0.1	0.3

Currency remeasurement loss (gain)	0.8	(0.3)	0.3	0.1	(6.5)	(5.6)

Minority interest	—	—	—	—	0.2	0.2

Unrealized gain on revaluation of warrants	—	—	—	—	(0.8)	(0.8)

Loss (gain) on sale/impairment of assets	2.9	—	—	0.1	(0.2)	2.8

Other, principally non cash stock compensation expense	(0.1)	0.1	0.1	(0.2)	0.5	0.4

Adjusted EBITDA	$13.0	$3.5	$11.1	$13.3	($13.7)	$27.2

EXIDE TECHNOLOGIES AND SUBSIDIARIES
COMPARATIVE FY08 VERSUS FY07 Q1 NET SALES AND ADJUSTED EBITDA BY SEGMENT
(In millions)

	Transportation		Industrial Energy
		Europe		Europe
		and		and	Unallocated
	Americas	ROW	Americas	ROW	Corporate	Consolidated
Q1 FY08
Net sales	$251.0	$212.7	$65.3	$233.4	$—	$762.4
Adjusted EBITDA	$26.2	$5.1	$9.9	$7.0	$(9.2)	$39.0

Q1 FY07
Net sales	$214.5	$182.8	$72.9	$213.0	$—	$683.2
Adjusted EBITDA	$13.0	$3.5	$11.1	$13.3	$(13.7)	$27.2

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA VARIANCES Q1 FISCAL 2008 VERSUS Q1 FISCAL 2007
(In millions)